Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 2, 2012, among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation and a wholly owned subsidiary of Holdings (the “Successor”), the guarantors listed on the signature pages hereto (together with Holdings, the “Guarantors”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, Consolidated Communications Finance Co., a Delaware corporation (the “Company”), and the Trustee have heretofore executed and delivered an Indenture, dated as of May 30, 2012 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Company of its 10.875% Senior Notes due 2020 (the “Notes”).

WHEREAS, the Company and the Successor have entered into an Agreement and Plan of Merger, dated of even date herewith (the “Finance Co. Merger Agreement”), which contemplates the filing of (i) a certificate of merger with the Secretary of State of the State of Delaware and (ii) articles of merger with the Secretary of State of the State of Illinois, in each case, providing for the merger (the “Merger”) of the Company with and into the Successor, with the Successor continuing its corporate existence under the laws of the State of Illinois as the surviving company of the Merger;

WHEREAS, Section 5.01 of the Indenture provides, among other things, that the Company may merge with or into another Person; provided that, among other things, (i) the Person formed by any merger with or into the Company (if other than the Company) expressly assumes, by a supplemental indenture executed and delivered to the Trustee, all of the obligations of the Company under the Notes and the Indenture and (ii) the Indenture, as so supplemented, remains in full force and effect;

WHEREAS, Section 9.01(a)(iii) of the Indenture provides, among other things, that the Indenture and Notes may be amended or supplemented without the consent of any Holder to provide for the assumption of the Company’s obligations to Holders in the case of a merger consummated pursuant to Article 5 of the Indenture;

WHEREAS, the Successor desires and has requested that the Trustee join in the execution of this Supplemental Indenture for the purpose of evidencing such assumption by the Successor;

WHEREAS, Section 4.17 of the Indenture provides that, to the extent not a party to the Indenture upon the original execution thereof, each Person required to become a Guarantor shall execute and deliver to the Trustee a supplemental indenture, pursuant to which it shall become a Guarantor under Article 10 of the Indenture and shall Guarantee the obligations of the Company under the Indenture and the Notes;

WHEREAS, Section 9.01(a)(vi) of the Indenture provides, among other things, that the Indenture and Notes may be amended or supplemented without the consent of any Holder to add Note Guarantees with respect to the Notes;

WHEREAS, the Guarantors named herein desire to execute this Supplemental Indenture in order to evidence the Guarantors’ Note Guarantees under Article 10 of the Indenture;

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by resolutions of the boards of directors of the Successor and the Guarantors; and

WHEREAS, all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled, and the execution and delivery hereof has been in all respects duly authorized.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Successor, the Guarantors and the Trustee mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders as follows:

ARTICLE 1
DEFINITIONS

Section 1.1 Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2
 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF
THE SUCCESSOR AND THE GUARANTORS

Section 2.1 The Successor and each Guarantor represents, warrants and agrees with the Trustee as follows:

(a)           It is a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of its respective state of incorporation or formation, as applicable.

(b)           The execution, delivery and performance by it of this Supplemental Indenture has been authorized and approved by all necessary corporate or other action on its part and this Supplemental Indenture is its valid and legally binding obligation, enforceable against it in accordance with its terms.

(c)           The Merger will become effective in accordance with the laws of the State of Delaware and the State of Illinois when (i) the certificate of merger, with respect to the Merger, is accepted by the Secretary of State of the State of Delaware and (ii) the articles of merger, with respect to the Merger, are accepted by the Secretary of State of the State of Illinois (the time the Merger becomes effective being the “Effective Time”).  Notice of the Effective Time shall be promptly provided by the Successor to the Trustee.

(d)           The Indenture, as supplemented by this Supplemental Indenture, shall remain in full force and effect in accordance with its terms immediately after the execution of this Supplemental Indenture.

ARTICLE 3
ASSUMPTION AND AGREEMENTS

Section 3.1 As of the Effective Time, the Successor hereby assumes the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, and the due and punctual performance and observance of all other covenants, conditions and other obligations contained in the Indenture on the part of the Company to be performed or observed.

Section 3.2 Notes authenticated and delivered after the execution of this Supplemental Indenture shall be substantially in the form of Exhibit A hereto.

Section 3.3 The Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes, with the same effect as if the Successor had been named as “the Company” therein.

ARTICLE 4
NOTE GUARANTEES

Section 4.1 As of the Effective Time, the Guarantors named herein hereby agree, jointly and severally with all other Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder and the Trustee, the Successor’s obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture applicable to “Guarantors.”

ARTICLE 5
MISCELLANEOUS

Section 5.1 Execution and Delivery.  This Supplemental Indenture shall be effective upon execution by the parties hereto.  The Guarantors agree that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

Section 5.2 Benefits Acknowledged.  Each Guarantor’s Note Guarantee is subject to the terms and conditions set forth in the Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.

Section 5.3 Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 5.4 Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 5.5 No Recourse Against Others.  Pursuant to Section 12.07 of the Indenture, no director, officer, employee, incorporator or stockholder of the Successor or the Guarantors, as such, shall have any liability for any obligations of the Successor or the Guarantors under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  This waiver and release are part of the consideration for the Note Guarantee.

Section 5.6 Governing Law.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 5.7 Waiver of Jury Trial.  EACH OF THE SUCCESSOR, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.8 Counterparts.  The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission).  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 5.9 Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.10 Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

CONSOLIDATED COMMUNICATIONS, INC., as the Successor

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., as a Guarantor

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC., as a Guarantor

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

CONSOLIDATED COMMUNICATIONS SERVICES COMPANY, as a Guarantor

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF FORT BEND COMPANY, as a Guarantor

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

CONSOLIDATED COMMUNICATIONS OF TEXAS COMPANY, as a Guarantor

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF PENNSYLVANIA COMPANY, LLC, as a Guarantor

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
	Name:	Gregory S. Clarke
	Title:	Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

FORM OF NOTE

[Face of Note]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN ‘‘ACCREDITED INVESTOR’’ WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH IS AN EXHIBIT TO THE INDENTURE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION

FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

 [Additional language for Regulation S Note to be inserted after paragraph 1]

[THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).]

CUSIP [●]

No. [●]	$[●]*

CONSOLIDATED COMMUNICATIONS, INC.

10.875% SENIOR NOTES DUE 2020

Original Issue Date:  May 30, 2012

Consolidated Communications, Inc., an Illinois corporation, (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to __________ or its registered assigns, the principal sum of $[●] ([●] UNITED STATES DOLLARS), on June 1, 2020.

Interest Payment Dates:  June 1 and December 1, commencing December 1, 2012.

Record Dates:  May 15 and November 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

CONSOLIDATED COMMUNICATIONS, INC.

By:
Name:
Title:

(Trustee’s Certificate of Authentication)

This is one of the 10.875% Senior Notes due 2020 described in the within-mentioned Indenture.

Dated: July 2, 2012

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

[Reverse Side of Note]

CONSOLIDATED COMMUNICATIONS INC.

10.875% SENIOR NOTES DUE 2020

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest:  Consolidated Communications, Inc. (the “Company”) promises to pay interest on the principal amount of this Note at 10.875% per annum from the date hereof until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 7 of the Registration Rights Agreement referred to below.  The Company shall pay interest and Additional Interest, if any, semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be December 1, 2012.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at the rate then in effect; the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(2) Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  If a Holder has given wire transfer instructions to the Company and the Paying Agent at least 10 Business Days prior to the applicable payment date, the Company or the Paying Agent shall pay all principal, interest and premium and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions.  All other payments on Notes shall be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest (including Additional Interest, if any) with respect to the Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the account specified by DTC.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) Paying Agent and Registrar.  Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without prior notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

(4) Indenture.  The Company issued the Notes under an Indenture dated as of May 30, 2012 between Consolidated Communications Finance Co. (“Finance Co.”) and the Trustee, as amended by a First Supplemental Indenture dated as of July 2, 2012 by and among the Company, as successor to Finance Co., the Guarantors named therein and the Trustee  (as so supplemented, the “Indenture”).  This Note is one of a duly authorized issue of notes of the Company designated as its 10.875% Senior Notes due 2020, initially issued in the aggregate principal amount of $300,000,000.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.

(5) Optional Redemption.

(a) At any time prior to June 1, 2016, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b) At any time on or after June 1, 2016, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

Year	Percentage
2016	105.438%
2017	102.719%
2018	101.359%
2019 and thereafter	100.000%

(c) At any time prior to June 1, 2015, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 110.875% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that: (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Holdings or its Subsidiaries); and (2) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

(6) Repurchase at Option of Holder.  If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes pursuant to a Change of Control Offer at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.  Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a date specified in such notice, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

(7) Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note (i) for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or (ii) tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer. Transfer may be restricted as provided in the Indenture.

(8) Persons Deemed Owners.  The registered Holder of a Note will be treated as its owner for all purposes.

(9) Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  Without the consent of any Holder of a Note, the Indenture, or the Notes may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, or make any change that does not adversely affect the legal rights under the Indenture of any such Holder.

(10) Defaults and Remedies.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to (i) the Company or (ii) any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing with respect to the Notes, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default.  The Holders of a majority in principal amount of the Notes then outstanding may rescind any such acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest, or Additional Interest, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and all amounts owing to the Trustee have been paid.  In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(a)(vi) of the Indenture, the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in Section 6.01(a)(vi) of the Indenture have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.  Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The

Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.  If certain conditions are satisfied, Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes.

(11) Trustee Dealings with Company.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

(12) No Recourse Against Others.  No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(13) Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(14) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and Morgan Stanley & Co. LLC, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act (the “Registration Rights Agreement”).

(15) CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

(16) Guarantee.  As provided in the Indenture and subject to certain limitations therein set forth, the Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

(17) Governing Law.  THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(18) Copies of Documents.  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Consolidated Communications, Inc.
121 South 17th Street
Mattoon, Illinois 61938
Attention:  Steven L. Childers
Facsimile:  (217) 258-6240

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(INSERT ASSIGNEE’S LEGAL NAME)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________________________ to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date: ___________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

[  ] Section 4.10                                         [  ] Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_________________

Date: ______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: ________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF EXCHANGES , INCREASES OR DECREASES OF
INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

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